UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2009

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities.

On May 18, 2009, Lawson Software, Inc. (the “Company”) approved a plan to restructure its workforce. The Company is beginning a realignment of its organizational structure to provide greater focus on its targeted vertical markets.  The restructuring involves the reduction of certain resources outside the Company’s targeted markets while further investing in resources that will support these markets, elimination of certain positions due to operational efficiencies, and lowering costs overall in light of the current weakness in global business conditions.

Under this plan, the Company will reduce its workforce by approximately 150 employees, or 4 percent of the global workforce and consolidate space in certain of its leased facilities related to its international operations.  The Company began providing notices to employees affected by the realignment on May 18, 2009 and personnel departures are expected to be completed by the end of the Company’s third quarter of fiscal 2010.  The strategic workforce realignment actions are expected to result in pre-tax charges of approximately $6 million for severance pay and related benefits.  The consolidation of leased facilities is expected to result in pre-tax charges of approximately $4 million. The majority of these charges totaling approximately $10 million will be recorded in the fourth quarter of fiscal 2009.  Substantially all of these amounts will result in future cash expenditures.  The Company expects the majority of the severance and related benefits will be paid within the next 12 months while the leased facilities costs will be paid through December 2011.

Annualized cost and expense savings from these actions are estimated to be in the range of $18 million to $20 million.  However, the Company will reinvest a portion of these saving to fund newly created positions to support a new vertical organization structure which the Company intends to implement.  Hiring for the new positions is expected to occur over the course of fiscal 2010.

This Current Report on Form 8-K contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The Company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: the timing of actions relating to these cost reduction measures; the success of the restructuring /realignment;  the assumptions and projections used in estimating certain amounts relating to these restructuring actions; and other risk factors listed in the Company’s most recent Annual Report on Form 10-K for the year ended May 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2009, filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this report.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: May 18, 2009	By:	/s/ Stefan B. Schulz

Stefan B. Schulz
Senior Vice President of Finance
(Principal Accounting Officer)